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                                                                   Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 4 to Form S-1 of our report dated January 24, 2005, relating to the statement of financial condition of iShares COMEX Gold Trust (the "Trust"), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 24, 2005